Exhibit 99.1

FOR IMMEDIATE RELEASE                Contact:
Jack McGinnis
+1.414.906.7977
jack.mcginnis@manpowergroup.com

ManpowerGroup Reports 1st Quarter 2018 Results

MILWAUKEE, April 20, 2018 -- ManpowerGroup (NYSE: MAN) today reported that net earnings for the three months ended March 31, 2018 were $97.0 million, or $1.45 per diluted share, compared to net earnings of $74.4 million, or $1.09 cents per diluted share, a year earlier. Revenues for the first quarter were $5.5 billion, an increase of 16% from the prior year period.
The current year quarter included restructuring costs which reduced earnings per share by 27 cents.
Financial results in the quarter were also significantly impacted by stronger foreign currencies relative to the U.S. dollar compared to the prior year period. On a constant currency basis, revenues increased 5% and net earnings per diluted share increased 20%. Earnings per share in the quarter were positively impacted 14 cents by changes in foreign currencies compared to the prior year, or 17 cents excluding the restructuring costs.
Jonas Prising, ManpowerGroup Chairman & CEO, said, “We are pleased with the solid start to the year, with strong revenue growth, improved productivity and increased earnings. We are seeing good broad-based demand globally for our services and workforce solutions. We are very well placed to seize future growth opportunities thanks to our industry leading global footprint and extensive portfolio of innovative workforce solutions.
“We anticipate second quarter earnings per share will be between $2.33 and $2.41, which includes an estimated favorable currency impact of 18 cents and excludes restructuring costs.”
In conjunction with its first quarter earnings release, ManpowerGroup will broadcast its conference call live over the Internet on April 20, 2018 at 7:30 a.m. CDT (8:30 a.m. EDT). Interested parties are invited to listen to the webcast and view the presentation by logging on to http://investor.manpowergroup.com/ in the section titled “Investor Relations.”
Supplemental financial information referenced in the conference call can be found at http://investor.manpowergroup.com/ in the section titled “Investor Relations.”

About ManpowerGroup

ManpowerGroup® (NYSE: MAN), the leading global workforce solutions company, helps organizations transform in a fast-changing world of work by sourcing, assessing, developing and managing the talent that enables them to win. We develop innovative solutions for hundreds of thousands of organizations every year, providing them with skilled talent while finding meaningful, sustainable employment for millions of people across a wide range of industries and skills. Our expert family of brands - Manpower®, Experis®, Right Management® and ManpowerGroup® Solutions - creates substantially more value for candidates and clients across 80 countries and territories and has done so for 70 years. In 2018, ManpowerGroup was named one of the World's Most Ethical Companies for the ninth year and one of Fortune's Most Admired Companies for the sixteenth year, confirming our position as the most trusted and admired brand in the industry. See how ManpowerGroup is powering the future of work: www.manpowergroup.com

Forward-Looking Statements
This news release contains statements, including earnings projections, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company’s actual results to differ materially from those contained in the forward-looking statements can be found in the Company’s reports filed with the SEC, including the information under the heading ‘Risk Factors’ in its Annual Report on Form 10-K for the year ended December 31, 2017, which information is incorporated herein by reference.

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ManpowerGroup
Results of Operations
(In millions, except per share data)

	Three Months Ended March 31
			% Variance
			Amount	Constant
	2018	2017	Reported	Currency
	(Unaudited)
Revenues from services (a)	$5,522.4	$4,757.2	16.1%	5.4%
Cost of services	4,637.0	3,969.4	16.8%	5.9%
Gross profit	885.4	787.8	12.4%	2.8%
Selling and administrative expenses	731.6	659.9	10.9%	1.8%
Operating profit	153.8	127.9	20.2%	8.4%
Interest and other expenses	16.1	15.8	1.5%
Earnings before income taxes	137.7	112.1	22.8%	10.7%
Provision for income taxes	40.7	37.7	8.0%
Net earnings	$97.0	$74.4	30.4%	18.2%
Net earnings per share - basic	$1.46	$1.10	32.7%
Net earnings per share - diluted	$1.45	$1.09	33.0%	20.2%
Weighted average shares - basic	66.3	67.7	-2.1%
Weighted average shares - diluted	66.9	68.4	-2.1%

(a) Revenues from services include fees received from our franchise offices of $5.2 million and $5.3 million for the three months ended March 31, 2018 and 2017, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $236.8 million and $239.1 million for the three months ended March 31, 2018 and 2017, respectively.

ManpowerGroup
Operating Unit Results
(In millions)

	Three Months Ended March 31
			% Variance
			Amount	Constant
	2018	2017	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$616.3	$661.5	-6.8%	-6.8%
Other Americas	406.3	364.7	11.4%	10.6%
	1,022.6	1,026.2	-0.3%	-0.6%
Southern Europe:
France	1,424.0	1,137.5	25.2%	8.5%
Italy	413.6	294.4	40.5%	21.8%
Other Southern Europe	474.4	372.0	27.5%	12.3%
	2,312.0	1,803.9	28.2%	11.5%
Northern Europe	1,417.6	1,238.7	14.4%	1.2%
APME	720.2	632.4	13.9%	8.2%
Right Management	50.0	56.0	-10.6%	-15.1%
	$5,522.4	$4,757.2	16.1%	5.4%
Operating Unit Profit:
Americas:
United States	$26.7	$26.3	1.4%	1.4%
Other Americas	16.2	12.4	31.3%	30.2%
	42.9	38.7	10.9%	10.6%
Southern Europe:
France	57.7	50.6	13.9%	-1.2%
Italy	25.2	18.2	38.1%	19.7%
Other Southern Europe	14.8	12.7	17.5%	6.3%
	97.7	81.5	19.9%	4.6%
Northern Europe	16.6	11.8	40.7%	25.8%
APME	25.9	20.1	28.4%	22.1%
Right Management	6.4	8.8	-27.0%	-28.8%
	189.5	160.9
Corporate expenses	(26.8)	(24.6)
Intangible asset amortization expense	(8.9)	(8.4)
Operating profit	153.8	127.9	20.2%	8.4%
Interest and other expenses (b)	(16.1)	(15.8)
Earnings before income taxes	$137.7	$112.1

(a) In the United States, revenues from services include fees received from our franchise offices of $3.2 million and $3.5 million for the three months ended March 31, 2018 and 2017, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $149.0 million and $167.7 million for the three months ended March 31, 2018 and 2017, respectively.

(b) The components of interest and other expenses were:
	2018	2017
Interest expense	$13.6	$11.9
Interest income	(1.2)	(1.0)
Foreign exchange losses	(0.1)	0.1
Miscellaneous expenses, net	3.8	4.8
	$16.1	$15.8

ManpowerGroup
Consolidated Balance Sheets
(In millions)

	Mar. 31	Dec. 31
	2018	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$552.2	$689.0
Accounts receivable, net	5,408.3	5,370.5
Prepaid expenses and other assets	366.5	111.7
Total current assets	6,327.0	6,171.2
Other assets:
Goodwill	1,360.0	1,343.0
Intangible assets, net	276.3	284.0
Other assets	774.4	927.7
Total other assets	2,410.7	2,554.7
Property and equipment:
Land, buildings, leasehold improvements and equipment	653.2	633.4
Less: accumulated depreciation and amortization	494.8	475.7
Net property and equipment	158.4	157.7
Total assets	$8,896.1	$8,883.6
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,311.2	$2,279.4
Employee compensation payable	196.3	230.6
Accrued liabilities	504.5	490.9
Accrued payroll taxes and insurance	722.1	794.7
Value added taxes payable	537.0	545.4
Short-term borrowings and current maturities of long-term debt	478.9	469.4
Total current liabilities	4,750.0	4,810.4
Other liabilities:
Long-term debt	491.1	478.1
Other long-term liabilities	716.0	737.5
Total other liabilities	1,207.1	1,215.6
Shareholders' equity:
ManpowerGroup shareholders' equity
Common stock	1.2	1.2
Capital in excess of par value	3,313.3	3,302.6
Retained earnings	2,825.3	2,713.0
Accumulated other comprehensive loss	(264.1)	(288.2)
Treasury stock, at cost	(3,020.5)	(2,953.7)
Total ManpowerGroup shareholders' equity	2,855.2	2,774.9
Noncontrolling interests	83.8	82.7
Total shareholders' equity	2,939.0	2,857.6
Total liabilities and shareholders' equity	$8,896.1	$8,883.6

ManpowerGroup
Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	March 31
	2018	2017
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$97.0	$74.4
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Depreciation and amortization	21.7	20.3
Deferred income taxes	(11.9)	13.6
Provision for doubtful accounts	5.1	5.9
Share-based compensation	7.5	7.2
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	66.7	50.3
Other assets	(72.6)	65.1
Other liabilities	(171.9)	(45.8)
Cash (used in) provided by operating activities	(58.4)	191.0
Cash Flows from Investing Activities:
Capital expenditures	(12.7)	(10.8)
Acquisitions of businesses, net of cash acquired	(8.2)	(11.7)
Proceeds from the sale of investments, property and equipment	5.9	0.7
Cash used in investing activities	(15.0)	(21.8)
Cash Flows from Financing Activities:
Net change in short-term borrowings	(4.3)	(3.6)
Repayments of long-term debt	(0.1)	(0.1)
Payments of contingent consideration for acquisitions	(8.7)	(12.9)
Proceeds from share-based awards and other equity transactions	3.6	33.8
Payments to noncontrolling interests	(0.7)	—
Other share-based award transactions	(16.8)	(15.8)
Repurchases of common stock	(50.1)	(57.0)
Cash used in financing activities	(77.1)	(55.6)
Effect of exchange rate changes on cash	13.7	12.3
Change in cash and cash equivalents	(136.8)	125.9
Cash and cash equivalents, beginning of period	689.0	598.5
Cash and cash equivalents, end of period	$552.2	$724.4